Exhibit 99

FOR IMMEDIATE RELEASE

JUMPTV INC. (TSX: NLN) ANNOUNCES NAME CHANGE TO NEULION, INC.

TORONTO, ONTARIO - July 14, 2009 - JumpTV Inc. announces that it has changed its name to NeuLion, Inc. The common shares of NeuLion, Inc. are expected to continue trading on the TSX under the new name on July 16, 2009 under the new symbol NLN.

About NeuLion

Based in Plainview, NY, Sanford, Florida and Toronto, Ontario, NeuLion works with content partners to develop end-to-end solutions for multimedia IPTV services. The NeuLion IPTV Platform encodes, delivers, stores and manages an unlimited range of multimedia content and the Operational Support System (OSS) maintains all billing and customer support services. Content partners are responsible for content aggregation and the sales and marketing for the individual IPTV service. The Company ranks as a world leader in customer/partner relationships with sports and international television content partners including, in sports, the NHL, the NFL, NCAA Division I schools and conferences and, in respect to international/variety television aggregators and networks, KyLinTV (Chinese), ABS-CBN (Filipino), Talfazat (Arabic), TV-Desi (South Asian) and Sky Angel (Christian). Customer/partner content can be viewed by way of Internet on PCs and on the television through the Company’s IPTV set top box.

Forward-Looking Statement

The statement herein relating to the name change of JumpTV Inc. to NeuLion, Inc. and the listing of the common shares under the symbol “NLN” is a forward-looking statement and represents the issuer’s current intentions in respect of future activities. Many factors could cause actual results, performance or achievements to differ materially from the results discussed or implied in this forward-looking statement. These factors should be considered carefully and readers should not place undue reliance on this forward-looking statement. Although the forward-looking statement contained in this release is based upon what management believes to be reasonable assumptions, we cannot assure readers that actual results will be consistent with this forward-looking statement. This forward-looking statement is made as of the date of this release and the Company assumes no obligation to update or revise it to reflect new events or circumstances, except as required by law. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statement, including the timing of the listing of the common shares of NeuLion, Inc. under the stock symbol “NLN”. More detailed assessment of the risks that could cause actual results to materially differ than current expectations is contained in the “Risk Factors” section of the Company’s 2008 annual MD&A and AIF filed on www.sedar.com and Registration Statement on Form 10, as amended, available on www.sec.gov.

###

Press Contact:

Jennifer Powalski

Corporate Communications

516-622-8334

jennifer.powalski@neulion.com

Investor Relations Contact:

G. Scott Paterson

Executive Vice Chairman

416-368-6464

paterson@jumptv.com